Exhibit 99.1
Endurance Reports Third Quarter 2014 Financial Results

PEMBROKE, Bermuda – November 3, 2014 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $68.0 million and $1.52 per diluted common share for the third quarter of 2014 versus net income of $75.2 million and $1.70 per diluted common share for the third quarter of 2013.
For the nine months ended September 30, 2014, Endurance reported net income available to common shareholders of $239.3 million and $5.36 per diluted common share versus net income of $220.2 million and $5.04 per diluted common share for the nine months ended September 30, 2013. Book value per diluted share was $59.98 at September 30, 2014, up 8.7% from December 31, 2013.
Operating highlights for the quarter ended September 30, 2014 were as follows:

•	Gross premiums written of $626.1 million, an increase of 15.0% compared to the same period in 2013;

•	Net premiums written of $390.1 million, a decline of 1.3% compared to the same period in 2013;

•
Combined ratio of 90.2%, which included 11.7 percentage points of favorable prior year loss reserve development, 2.4 percentage points of hail losses in the Agriculture line and 2.2 percentage points of property catastrophe losses from 2014 events;

•	Net investment income of $25.4 million, a decrease of $12.7 million from the same period in 2013;

•	Operating income, excluding $6.4 million of expenses related to the proposed acquisition of Aspen Insurance Holdings Limited (“Aspen”), of $65.5 million and $1.46 per diluted common share; and

•	Operating return on average common equity for the quarter, excluding expenses related to the proposed acquisition of Aspen, of 2.4% or 9.8% on an annualized basis.

Operating highlights for the nine months ended September 30, 2014 were as follows:

•	Gross premiums written of $2,473.1 million, an increase of 7.8% over the same period in 2013;

•	Net premiums written of $1,700.2 million, a decline of 3.9% over the same period in 2013;

•
Combined ratio of 87.0%, which included 11.8 percentage points of favorable prior year loss reserve development, 3.0 percentage points of current year catastrophe losses, and 1.1 percentage points of expenses related the proposed acquisition of Aspen;

•	Net investment income of $105.6 million, a decrease of $14.2 million over the same period in 2013;

•	Operating income, excluding $20.1 million of expenses related to the proposed acquisition of Aspen, of $245.6 million and $5.50 per diluted common share; and

•	Operating return on average common equity for the first nine months of the year, excluding expenses related to the proposed acquisition of Aspen, of 9.5%, or 12.7% on an annualized basis.

John R. Charman, Chairman and Chief Executive Officer, commented, “During the third quarter, we continued to make strong progress in the transformation of Endurance.  Despite the significant and increasing competition throughout the global insurance and reinsurance industry that we had anticipated, we have meaningfully improved the underwriting quality across our lines of business.  The core of our underwriting talent is now largely in place and our market leading teams of underwriters are successfully growing attractive sustainable new specialty business for Endurance based on their relevance and their value to their longstanding client and distribution partner relationships.  The risk/reward characteristics of our underwriting portfolios have been substantially improved with reduced catastrophe exposures, a more diverse and better balanced underwriting portfolio backstopped by very strong reinsurance protection across our businesses. Despite the quarter’s headwinds from hail storm losses within our otherwise profitable agriculture insurance business coupled with some volatility within our investment portfolio, I am very comfortable with the underlying performance improvements and direction of Endurance, especially when taking into account the earnings lag that naturally occurs following a major transformation.”
Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended September 30, 2014 were as follows:

•	Gross premiums written of $420.3 million, an increase of 21.9% from the third quarter of 2013;

•	Net premiums written of $197.6 million, a decrease of 11.9% from the third quarter of 2013; and

•	Combined ratio of 103.2%, which included 8.0 percentage points of favorable prior year loss reserve development and 4.8 percentage points of hail losses in the agriculture line of business.

Operating highlights for Endurance’s Insurance segment for the nine months ended September 30, 2014 were as follows:

•	Gross premiums written of $1,394.1 million, an increase of 9.4% from the same period in 2013;

•	Net premiums written of $719.7 million, a decrease of 12.3% from the same period in 2013; and

•
Combined ratio of 100.0%, which included favorable prior year loss reserve development of 8.8 percentage points, 2.0 percentage points of hail losses in the agriculture line of business and 1.0 percentage point of general and administrative expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Insurance segment increased $75.5 million and $119.4 million for the quarter and nine months ended September 30, 2014 compared to the same periods in 2013 as our expanded global underwriting capabilities within professional lines, casualty and other, and property lines of business continued to generate strong premium growth. Partially offsetting this growth was a reduction in agriculture insurance premiums driven by commodity price declines. Net premiums written declined $26.7 million and $100.8 million for the quarter and nine months ended September 30, 2014, compared to the same periods in 2013 as greater levels of reinsurance were purchased, including increased quota share protection for both individual lines of business and across the entire portfolio and increased excess of loss reinsurance protection for the agriculture insurance business.

The 6.3 percentage point increase in the Insurance segment combined ratio for the quarter ended September 30, 2014 compared to the same period in 2013 was driven by higher acquisition and general and administrative expenses and a lower earned premium base partially offset by a lower net loss ratio. The third quarter increase in general and administrative expenses was due to higher corporate expenses, which included higher performance based incentive compensation expenses, and strategic investments in underwriting personnel within our Insurance segment. The reduction in the net loss ratio was driven by increased favorable development of prior year reserves partially offset by a higher current accident year loss ratio. The five point increase in the current accident year loss ratio for the current quarter was driven by our agriculture line of business, as our hail business generated an underwriting loss and represented a larger percentage of our overall agriculture line of business. In addition, the net loss ratio of our multi-peril crop business was impacted by increased expenditures for excess of loss reinsurance coverage without expected recoveries. The increase in the current accident year loss ratio for the current quarter in our agriculture line of business was offset in part by continued improvements in the accident year loss ratios of our other insurance business lines. For the nine months ended September 30, 2014, the combined ratio was 0.6 percentage points higher than the same period a year ago, as higher acquisition and general and administrative expense ratios were partially offset by a lower net loss ratio.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended September 30, 2014 were as follows:

•	Gross premiums written of $205.8 million, an increase of 3.1% from the third quarter of 2013;

•	Net premiums written of $192.5 million, an increase of 12.6% from the third quarter of 2013; and

•	Combined ratio of 77.6%, which included favorable prior year loss reserve development of 15.4 percentage points and net catastrophe losses from 2014 events of $12.2 million or 4.5 percentage points.

Operating highlights for Endurance’s Reinsurance segment for the nine months ended September 30, 2014 were as follows:

•	Gross premiums written of $1,078.9 million, an increase of 5.8% from the same period in 2013;

•	Net premiums written of $980.5 million, an increase of 3.4% from the same period in 2013; and

•
Combined ratio of 76.6%, which included favorable prior year loss reserve development of 14.3 percentage points, net catastrophe losses from 2014 events of $40.8 million or 5.3 percentage points and 1.1 percentage points of expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Reinsurance segment increased $6.2 million and $59.2 million for the quarter and nine months ended September 30, 2014 compared to the same periods in 2013. For the third quarter of 2014, the growth was driven by increases within the specialty and catastrophe lines of business, partially offset by declines within the property, casualty and professional lines of business. Gross premiums written in the specialty lines of business grew $24.0 million for the current quarter compared to a year ago due to new business generated by our recently expanded international agriculture, marine and trade credit and surety teams. Catastrophe gross premiums written increased $8.5 million in the current quarter compared to a year ago as we increased our share of select contracts at renewal, which more than offset contracts that were non-renewed due to margins no longer meeting our return targets. For the quarter and nine months ended September 30, 2014, net premium growth was impacted by proportional and aggregate excess of loss retrocessional purchases in the Company’s catastrophe portfolio. Retrocessional purchases in 2014 were for aggregate global protection with ceded premiums spread over multiple quarters compared to the retrocessional coverage purchased in 2013 that related only to U.S. wind exposures and was purchased predominately in the third quarter of 2013.

The combined ratio in the Reinsurance segment for the third quarter of 2014 increased by 0.2 percentage points compared to the same period in 2013, predominantly due to higher acquisition and general and administrative expense ratios, partially offset by a lower net loss ratio. The increase in the acquisition expense ratio was due to reduced premiums written in short tail lines of business, which have lower related acquisition expenses, and a greater level of premiums written within the specialty lines, which maintain higher acquisition expenses. The higher general and administrative expenses for the third quarter of 2014 resulted primarily from greater allocated corporate expenses, which included higher performance based incentive compensation expenses and continued strategic investments within our global specialty reinsurance operations.

The current Reinsurance segment accident year loss ratio for the three months ended September 30, 2014 improved 7.1 percentage points from a year ago due to a lower level of catastrophe losses and an increase in higher margin specialty business generated by our expanded global underwriting teams. The current quarter’s net loss ratio included 4.7 percentage points of catastrophe losses mainly related to increased estimated losses from prior 2014 events, while the third quarter of 2013 included 8.0 percentage points of catastrophe losses mainly related to hail storms in Germany. The net loss ratio in the third quarter of 2014 benefited from $40.2 million, or 15.4 percentage points, of favorable prior year loss reserve development, compared to $41.9 million, or 16.0 percentage points, for the same period a year ago. The favorable development in both periods was predominantly driven by short tail lines of business as losses have developed better than originally estimated.

For the first nine months of 2014, the Reinsurance segment reported a combined ratio of 76.6% compared to 80.4% for the same period in 2013 principally due to a lower net loss ratio partially offset by higher acquisition and general and administrative expense ratios.

Investments

Endurance’s net investment income for the quarter and nine months ended September 30, 2014 was $25.4 million and $105.6 million, a decrease of $12.7 million and $14.2 million, respectively, compared to the same periods in 2013. The total return of Endurance’s investment portfolio was (0.39)% and 2.38% for the quarter and nine months ended September 30, 2014, respectively, compared to 1.32% and 0.68% for the quarter and nine months ended September 30, 2013, respectively. Investment income generated from Endurance’s available for sale investments increased by $2.1 million and $5.9 million for the three and nine months ended September 30, 2014, respectively, compared to the same periods in 2013 due to an increase in the available for sale investment base. During the third quarter and nine months ended September 30, 2014, Endurance’s net investment income included losses of $1.8 million and gains of $22.5 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $13.2 million and $43.1 million in the third quarter and the first nine months of 2013, respectively. The ending book yield on Endurance’s fixed maturity investments at September 30, 2014 was 2.22%, down from 2.28% at September 30, 2013.

At September 30, 2014, Endurance’s fixed maturity portfolio, which comprises 86.3% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.77 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $72.6 million at September 30, 2014, an increase of $26.7 million from December 31, 2013. Endurance recorded net realized investment gains, net of impairments, of $9.7 million and $17.7 million during the third quarter and first nine months of 2014 compared to net realized investment losses of $6.8 million and gains of $8.4 million during the third quarter and first nine months of 2013.

Endurance ended the third quarter of 2014 with cash and invested assets of $6.5 billion, which represents a 0.6% decrease from December 31, 2013. Net operating cash inflow was $52.2 million for the nine months ended September 30, 2014 versus an outflow of $16.6 million for the same period in 2013.

Capitalization and Shareholders’ Equity

At September 30, 2014, Endurance’s shareholders’ equity was $3.12 billion or $59.98 per diluted common share versus $2.89 billion or $55.18 per diluted common share at December 31, 2013. For the quarter and nine months ended September 30, 2014, Endurance declared and paid common dividends of $0.34 and $1.02 per share, respectively.

Earnings Call

Endurance will host a conference call on November 4, 2014 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 455-2263 or (719) 457-2689 (international) and entering pass code: 2853372. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 18, 2014 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 2853372.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the third quarter of 2014 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$805,716	$845,851
Fixed maturity investments, available for sale, at fair value	4,871,420	4,823,964
Short-term investments, available for sale, at fair value	11,844	35,028
Equity securities, available for sale, at fair value	267,728	252,466
Other investments	658,678	617,478
Premiums receivable, net	1,452,228	669,198
Insurance and reinsurance balances receivable	123,432	127,722
Deferred acquisition costs	246,437	186,027
Prepaid reinsurance premiums	414,013	187,209
Reinsurance recoverable on unpaid losses	566,329	593,755
Reinsurance recoverable on paid losses	165,592	164,220
Accrued investment income	23,652	24,104
Goodwill and intangible assets	160,560	165,378
Deferred tax asset	53,403	51,703
Net receivable on sales of investments	84,699	54,910
Other assets	240,087	179,109
Total Assets	$10,145,818	$8,978,122

Liabilities
Reserve for losses and loss expenses	$3,897,483	$4,002,259
Reserve for unearned premiums	1,552,168	1,018,851
Deposit liabilities	17,521	19,458
Reinsurance balances payable	482,093	181,061
Debt	527,732	527,478
Net payable on purchases of investments	238,038	129,047
Other liabilities	310,329	213,419
Total Liabilities	7,025,364	6,091,573

Shareholders' Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2013 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2013 - 9,200,000)	9,200	9,200
Common shares
44,751,174 issued and outstanding (2013 - 44,368,742)	44,751	44,369
Additional paid-in capital	590,330	569,116
Accumulated other comprehensive income	81,299	62,731
Retained earnings	2,386,874	2,193,133
Total Shareholders’ Equity	3,120,454	2,886,549

Total Liabilities and Shareholders’ Equity	$10,145,818	$8,978,122

Book Value per Common Share
Dilutive common shares outstanding	44,852,370	44,518,210
Diluted book value per common share [a]	$59.98	$55.18
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2013, which was derived from Endurance’s audited financial statements.
[a] Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues
Gross premiums written	$626,110	$544,363	$2,473,050	$2,294,435

Net premiums written	$390,106	$395,333	$1,700,238	$1,768,869
Change in unearned premiums	124,789	158,212	(307,539)	(251,872)

Net premiums earned	514,895	553,545	1,392,699	1,516,997
Other underwriting income (loss)	2,123	(943)	(3,939)	694
Net investment income	25,357	38,097	105,649	119,870
Net realized and unrealized investment gains (losses)	9,788	(6,640)	18,071	9,967

Total other-than-temporary impairment losses	(102)	(190)	(411)	(1,575)
Portion of loss recognized in other comprehensive (loss) income	—	—	—	—
Net impairment losses recognized in earnings	(102)	(190)	(411)	(1,575)

Total revenues	552,061	583,869	1,512,069	1,645,953

Expenses
Net losses and loss expenses	290,269	339,036	726,361	917,064
Acquisition expenses	93,392	78,775	244,150	222,279
General and administrative expenses [a]	80,915	67,470	240,576	215,307
Amortization of intangibles	1,623	1,652	4,863	5,378
Net foreign exchange losses	783	2,201	4,066	8,496
Interest expense [b]	13,127	9,048	31,910	27,138
Total expenses	480,109	498,182	1,251,926	1,395,662

Income before income taxes	71,952	85,687	260,143	250,291
Income tax benefit (expense)	4,282	(2,271)	3,734	(5,557)
Net income	76,234	83,416	263,877	244,734

Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)

Net income available to common and participating common shareholders [c]	$68,046	$75,228	$239,313	$220,170

Per share data
Basic earnings per common share	$1.52	$1.70	$5.36	$5.04
Diluted earnings per common share	$1.52	$1.70	$5.36	$5.04
[a] Includes $2.3 million and $15.3 million of general and administrative expenses for the quarter and nine months ended September 30, 2014, respectively, incurred in relation to the Company’s proposed acquisition of Aspen.
[b] Includes $4.1 million and $4.8 million of interest expenses for the quarter and nine months ended September 30, 2014, respectively, incurred in relation to the Company’s proposed acquisition of Aspen.
[c] Adding back the $6.4 million and $20.1 million of expenses incurred in relation to the Company’s proposed acquisition of Aspen for the quarter and nine months ended September 30, 2014, respectively, net income available to common and participating common shareholders would increase to $74.4 million and $259.4 million, respectively, or $1.66 and $5.81, respectively, per diluted common share. See reconciliation on page 18.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$420,343	$205,767	$626,110
Ceded premiums written	(222,704)	(13,300)	(236,004)
Net premiums written	197,639	192,467	390,106
Net premiums earned	253,583	261,312	514,895
Other underwriting income	—	2,123	2,123
Total underwriting revenues	253,583	263,435	517,018

Expenses
Net losses and loss expenses	196,677	93,592	290,269
Acquisition expenses	20,170	73,222	93,392
General and administrative expenses	44,957	35,958	80,915
	261,804	202,772	464,576
Underwriting (loss) income	$(8,221)	$60,663	$52,442

Net loss ratio	77.5%	35.8%	56.4%
Acquisition expense ratio	8.0%	28.0%	18.1%
General and administrative expense ratio	17.7%	13.8%	15.7%
Combined ratio	103.2%	77.6%	90.2%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended September 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$344,819	$199,544	$544,363
Ceded premiums written	(120,481)	(28,549)	(149,030)
Net premiums written	224,338	170,995	395,333
Net premiums earned	291,477	262,068	553,545
Other underwriting loss	—	(943)	(943)
Total underwriting revenues	291,477	261,125	552,602

Expenses
Net losses and loss expenses	228,409	110,627	339,036
Acquisition expenses	18,440	60,335	78,775
General and administrative expenses	35,641	31,829	67,470
	282,490	202,791	485,281
Underwriting income	$8,987	$58,334	$67,321

Net loss ratio	78.4%	42.3%	61.3%
Acquisition expense ratio	6.3%	23.0%	14.2%
General and administrative expense ratio	12.2%	12.1%	12.2%
Combined ratio	96.9%	77.4%	87.7%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,394,145	$1,078,905	$2,473,050
Ceded premiums written	(674,441)	(98,371)	(772,812)
Net premiums written	719,704	980,534	1,700,238
Net premiums earned	616,167	776,532	1,392,699
Other underwriting loss	—	(3,939)	(3,939)
Total underwriting revenues	616,167	772,593	1,388,760

Expenses
Net losses and loss expenses	434,777	291,584	726,361
Acquisition expenses	47,559	196,591	244,150
General and administrative expenses	133,930	106,646	240,576
	616,266	594,821	1,211,087
Underwriting (loss) income	$(99)	$177,772	$177,673

Net loss ratio	70.6%	37.6%	52.2%
Acquisition expense ratio	7.7%	25.3%	17.5%
General and administrative expense ratio	21.7%	13.7%	17.3%
Combined ratio	100.0%	76.6%	87.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Nine Months Ended September 30, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,274,703	$1,019,732	$2,294,435
Ceded premiums written	(454,169)	(71,397)	$(525,566)
Net premiums written	820,534	948,335	1,768,869
Net premiums earned	710,507	806,490	1,516,997
Other underwriting income	—	694	694
Total underwriting revenues	710,507	807,184	1,517,691

Expenses
Net losses and loss expenses	543,717	373,347	917,064
Acquisition expenses	48,024	174,255	222,279
General and administrative expenses	114,792	100,515	215,307
	706,533	648,117	1,354,650
Underwriting income	$3,974	$159,067	$163,041

Net loss ratio	76.4%	46.3%	60.4%
Acquisition expense ratio	6.8%	21.6%	14.7%
General and administrative expense ratio	16.2%	12.5%	14.2%
Combined ratio	99.4%	80.4%	89.3%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Three Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	77.5%	78.4%	35.8%	42.3%	56.4%	61.3%
Acquisition expense ratio	8.0%	6.3%	28.0%	23.0%	18.1%	14.2%
General and administrative expense ratio	17.7%	12.2%	13.8%	12.1%	15.7%	12.2%
Combined ratio	103.2%	96.9%	77.6%	77.4%	90.2%	87.7%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Three Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	8.0%	2.1%	15.4%	16.0%	11.7%	8.7%

Net of Prior Year Net Loss Reserve Development

	Three Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	85.5%	80.5%	51.2%	58.3%	68.1%	70.0%
Acquisition expense ratio	8.0%	6.3%	28.0%	23.0%	18.1%	14.2%
General and administrative expense ratio	17.7%	12.2%	13.8%	12.1%	15.7%	12.2%
Combined ratio	111.2%	99.0%	93.0%	93.4%	101.9%	96.4%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Nine Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	70.6%	76.4%	37.6%	46.3%	52.2%	60.4%
Acquisition expense ratio	7.7%	6.8%	25.3%	21.6%	17.5%	14.7%
General and administrative expense ratio	21.7%	16.2%	13.7%	12.5%	17.3%	14.2%
Combined ratio	100.0%	99.4%	76.6%	80.4%	87.0%	89.3%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Nine Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	8.8%	4.1%	14.3%	16.4%	11.8%	10.6%

Net of Prior Year Net Loss Reserve Development

	Nine Months Ended September 30,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	79.4%	80.5%	51.9%	62.7%	64.0%	71.0%
Acquisition expense ratio	7.7%	6.8%	25.3%	21.6%	17.5%	14.7%
General and administrative expense ratio	21.7%	16.2%	13.7%	12.5%	17.3%	14.2%
Combined ratio	108.8%	103.5%	90.9%	96.8%	98.8%	99.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the three months ended September 30, 2014 and 2013:

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$188,011	$103,536	$200,062	$120,617
Casualty and other specialty	144,706	58,390	95,862	72,431
Professional lines	62,631	20,216	34,221	20,972
Property	24,995	15,497	14,674	10,318
Subtotal Insurance	$420,343	$197,639	$344,819	$224,338

Reinsurance
Catastrophe	$47,173	$41,157	38,676	12,551
Property	73,807	73,807	91,653	90,528
Casualty	23,409	23,409	27,649	27,648
Professional lines	21,520	21,520	25,670	25,670
Specialty	39,858	32,574	15,896	14,598
Subtotal Reinsurance	$205,767	$192,467	$199,544	$170,995

Total	$626,110	$390,106	$544,363	$395,333

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the nine months ended September 30, 2014 and 2013:

	Nine Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$796,445	$431,007	$896,169	$546,284
Casualty and other specialty	366,329	189,876	239,943	179,065
Professional lines	176,061	64,632	93,481	62,963
Property	55,310	34,189	45,110	32,222
Subtotal Insurance	$1,394,145	$719,704	$1,274,703	$820,534

Reinsurance
Catastrophe	$332,193	$243,531	$341,973	$281,990
Property	283,107	283,015	288,448	283,455
Casualty	139,266	137,669	211,458	210,030
Professional lines	131,256	131,256	50,505	50,505
Specialty	193,083	185,063	127,348	122,355
Subtotal Reinsurance	$1,078,905	$980,534	$1,019,732	$948,335

Total	$2,473,050	$1,700,238	$2,294,435	$1,768,869

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and nine months ended September 30, 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$76,234	$83,416	$263,877	$244,734
Add (less) after-tax items:
Net foreign exchange losses	641	2,395	3,918	8,645
Net realized and unrealized (losses) gains	(9,593)	6,056	(18,156)	(9,371)
Net impairment losses recognized in earnings	102	190	411	1,541
Operating income before preferred dividends	$67,384	$92,057	$250,050	$245,549
Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)
Operating income allocated to common and
participating common shareholders	$59,196	$83,869	$225,486	$220,985

Operating income allocated to common
shareholders under the two-class method	$57,517	$81,643	$218,978	$216,225

Weighted average diluted common shares	43,510,416	43,100,139	43,355,793	42,720,431

Operating income per diluted common share [b]	$1.32	$1.89	$5.05	$5.06

Average common equity [a]	$2,688,065	$2,357,532	$2,573,502	$2,344,804

Operating return on average common equity	2.2%	3.6%	8.8%	9.4%

Annualized operating return on average common equity	8.8%	14.2%	11.7%	12.6%

Net income	$76,234	$83,416	$263,877	$244,734
Preferred dividends	(8,188)	(8,188)	(24,564)	(24,564)
Net income available to common and
participating common shareholders	$68,046	$75,228	$239,313	$220,170

Net income allocated to common shareholders
under the two-class method	$66,116	$73,231	$232,406	$215,428

Net income per diluted common share [b]	$1.52	$1.70	$5.36	$5.04

Return on average common equity, Net income	2.5%	3.2%	9.3%	9.4%

Annualized return on average common equity, Net income	10.1%	12.8%	12.4%	12.5%
[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the proposed acquisition of Aspen (all non-GAAP measures) for the three and nine months ended September 30, 2014:

	Three Months Ended			Nine Months Ended
	September 30, 2014			September 30, 2014
	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen

Net income available to common and participating common shareholders	$68,046	$6,353	$74,399	$239,313	$20,089	$259,402
Less amount allocated to participating common shareholders [b]	(1,930)	(180)	(2,110)	(6,907)	(579)	(7,486)
Net income allocated to common shareholders	$66,116	$6,173	$72,289	$232,406	$19,510	$251,916

Net income per diluted common share [c]	$1.52	$0.14	$1.66	$5.36	$0.45	$5.81

Return on average common equity, Net income [d]	2.5%	0.3%	2.8%	9.3%	0.8%	10.1%

Annualized return on average common equity, Net income [d]	10.1%	1.0%	11.1%	12.4%	1.0%	13.4%

Operating income available to common and participating common shareholders	$59,196	$6,353	$65,549	$225,486	$20,089	$245,575
Less amount allocated to participating common shareholders [b]	(1,679)	(180)	(1,859)	(6,508)	(579)	(7,087)
Operating income allocated to common shareholders	$57,517	$6,173	$63,690	$218,978	$19,510	$238,488

Operating income per diluted common share [c]	$1.32	$0.14	$1.46	$5.05	$0.45	$5.50

Return on average common equity, Operating income [d]	2.2%	0.2%	2.4%	8.8%	0.7%	9.5%

Annualized return on average common equity, Operating income [d]	8.8%	1.0%	9.8%	11.7%	1.0%	12.7%
[a] The Company incurred $2.3 million and $4.1 million of general and administrative expenses and interest expense, respectively, in relation to the Company's proposed acquisition of Aspen for the three months ended September 30, 2014. For the nine months ended September 30, 2014, the Company incurred $15.3 million and $4.8 million of general and administrative expenses and interest expense, respectively, in relation to the Company's proposed acquisition of Aspen.
[b] Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company's stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.

Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

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